Exhibit 10.20

PERFORMANCE SHARE AGREEMENT
(with Dividend Equivalent Award)

This Performance Share Agreement (the “Agreement”) is entered into as of October 23, 2014, by and between Valero Energy Corporation, a Delaware corporation (“Valero”), and _____________, a participant (the “Participant”) in Valero’s 2011 Omnibus Stock Incentive Plan (as may be amended, the “Plan”), pursuant to and subject to the provisions of the Plan.

1.
Grant of Performance Shares. Valero hereby grants to Participant 20,790 Performance Shares pursuant to Section 6.7 of the Plan. The Performance Shares represent rights to receive shares of Common Stock of Valero, subject to the terms and conditions of this Agreement and the Plan.

2.	Vesting and Delivery of Shares.

A.
Vesting. The Performance Shares granted hereunder shall vest over a period of three years in equal, one-third increments with the first increment vesting on the date of the regularly scheduled meeting of the Board’s Compensation Committee in January 2016, and the second and third increments vesting on the Committee’s meeting dates in January 2017 and January 2018, respectively (each of these three vesting dates is referred to as a “Normal Vesting Date”); any award(s) of shares of Common Stock resulting in connection with such vesting shall be subject to verification of attainment of the Performance Objectives described in Section 4 below by the Compensation Committee. If the Committee is unable to meet in January of a given year, then the Normal Vesting Date for that year will be the date not later than March 31 of that year as selected by the Compensation Committee.

B.
Rights. Until shares of Common Stock are actually issued to Participant (or his or her estate) in settlement of the Performance Shares, neither Participant nor any person claiming by, through or under Participant shall have any rights as a stockholder of Valero (including, without limitation, voting rights or any right to receive dividends or other distributions) with respect to such shares.

C.
Distribution. Any shares of Common Stock to be distributed under the terms of this Agreement shall be distributed as soon as administratively practicable after Performance Objectives described in Section 4 below have been verified by the Compensation Committee, but not later than two-and-one-half months following the end of the year in which such verification occurred.

3.
Performance Period. Except as provided below with respect to a Change of Control (as defined in the Plan), the “Performance Period” for any Performance Shares eligible to vest on any given Normal Vesting Date shall be as follows:

A.
First Segment. The Performance Period for the first one-third vesting of Performance Shares (those vesting on the Normal Vesting Date in January 2016) shall be the calendar year ending on December 31, 2015.

B.
Second Segment. The Performance Period for the second one-third vesting of Performance Shares (those vesting on the Normal Vesting Date in January 2017) shall be the two calendar years ending December 31, 2016.

C.
Third Segment. The Performance Period for the final one-third vesting of Performance Shares (those vesting on the Normal Vesting Date in January 2018) shall be the three calendar years ending December 31, 2017.

4.	Performance Objectives.

A.
Total Shareholder Return. Total Shareholder Return (“TSR”) will be compiled for a peer group of companies (the “Target Group”) for the Performance Period immediately preceding each Normal Vesting Date. TSR for each such company is measured by dividing (A) the sum of (i) the dividends on the common stock of such company during the Performance Period, assuming dividend reinvestment, and (ii) the difference between the average closing price of a share of such company’s common stock for the 30 days of December 2 to December 31 at the end of the Performance Period and the average closing price of such shares for the 30 days of December 2 to December 31 immediately prior to the beginning of the Performance Period (appropriately adjusted for any stock dividend, stock split, spin-off, merger or other similar corporate events), by (B) the average closing price of a share of such company’s common stock for the 30 days of December 2 to December 31 immediately prior to the beginning of the Performance Period.

B.
Target Group. The applicable Target Group shall be selected by the Compensation Committee, acting in its sole discretion, each year not later than 90 days after the commencement of the calendar year preceding each Normal Vesting Date. The same Target Group shall be used to measure TSR with regard to all Performance Shares vesting under all Performance Award Agreements of Valero having a similar Normal Vesting Date.

C.
Performance Ranking and Award of Common Shares. For each Performance Period, the TSR for Valero and each company in the Target Group shall be arranged by rank from best performer to worst performer according to the TSR achieved by each company. Shares of Common Stock will be awarded to Participant in accordance with Valero’s percentile ranking within the Target Group. The number of shares of Common Stock, if any, that Participant will be entitled to receive in settlement of the vested Performance Shares will be determined on each Normal Vesting Date and, subject to the provisions of the Plan and this Agreement, on such Normal Vesting Date, the following percentage of the vested Performance Shares will be awarded as shares of Common Stock to the Participant when Valero’s TSR during the Performance Period falls within the following percentiles (“Percentiles”), with awards of Common Stock to be interpolated between the “25th Percentile” and “50th Percentile” and between the “50th Percentile” and “75th Percentile”:

Valero Performance	Percent of vested Performance Shares to be awarded as Shares of Common Stock
75th Percentile or Higher	200%
50th Percentile (to 74.99%)	100% (to 199%)
25th Percentile (to 49.99%)	25% (to 99%)
Below 25th Percentile	0%

D.
Unearned Shares. Any Performance Shares not awarded as shares of Common Stock on a Normal Vesting Date will expire and be forfeited; such Performance Shares may not be carried forward for any additional Performance Period.

5.	Dividend Equivalent Award. In addition to the Performance Shares granted in Section 1, the Participant is granted a Dividend Equivalent Award payable in shares of Common Stock, as provided herein. On each Normal Vesting Date, the amount of dividends paid to holders of Common Stock during the applicable Performance Period shall be determined with respect to the Participant’s Performance Shares that are vesting on that Normal Vesting Date – calculated as if the Performance Shares were outstanding shares of Common Stock (the resulting value being hereafter referred to as the “Target Dividend Equivalent Value”). The Target Dividend Equivalent Value shall then be subject to further calculation according to Valero’s TSR ranking during the Performance Period as prescribed in Section 4.C. above (i.e., payout from 0% to 200% depending on Valero’s TSR ranking). The number of shares of Common Stock payable to Participant with respect to the Dividend Equivalent Award is equal to (x) the Target Dividend Equivalent Value multiplied by the Performance Period’s payout percentage calculated per Section 4.C., divided by (y) the Fair Market Value of the Common Stock on the Normal Vesting Date (the resulting number being rounded up to the nearest whole number of shares). See Exhibit A for an example of this calculation.

6.	Termination of Employment.

A.	Voluntary Termination, Termination for “Cause,” and Early Retirement. If Participant’s employment is

(i)
voluntarily terminated by the Participant (other than through normal retirement, death or disability), including termination in connection with Participant’s voluntary early retirement (i.e., prior to age 62),

(ii)	terminated by Valero for “cause” (as defined pursuant to the Plan), then those Performance Shares that are outstanding and have not vested as of the effective date of termination shall thereupon be forfeited.

B.
Retirement. If a Participant’s employment is terminated through his or her normal retirement (i.e., age 62+ retirement), then any Performance Shares that (i) have not theretofore vested or been forfeited, and (ii) were granted at least one year prior to the Participant’s effective date of retirement, shall continue to remain outstanding and shall vest on the Normal Vesting Dates according to their original vesting schedule.

But any outstanding Performance Shares that were granted within one year of the Participant’s effective date of retirement shall be prorated as follows. The outstanding Performance Shares shall be prorated based on the number of months worked from the date of grant to the Participant’s retirement date (rounding upward), and the prorated number of Performance Shares shall thereafter vest on the Normal Vesting Dates according to their original vesting schedule. Example:

•	20,790 Performance Shares granted on October 23, 2014,

•	normal retirement date of Participant is effective April 1, 2015,

•	working period is calculated as 6 months (5 full months plus partial month rounding upward to 6 months),

•	original grant is adjusted by 6/12ths (50%) resulting in 10,395 Performance Shares to vest according to their original vesting schedule.

C.
Death, Disability, Involuntary Termination Other Than for “Cause,” and Change of Control. If a Participant’s employment is terminated (i) through death or disability, or (ii) by Valero other than for cause (as determined pursuant to the Plan), or (iii) as a result of a Change of Control (as described in the Plan) (each of the foregoing is hereafter referred to as a “Trigger Date”), then each Performance Period with respect to any Performance Shares that have not vested or been forfeited shall be terminated effective as of such Trigger Date; the TSR for Valero and for each company in the Target Group shall be determined for each such shortened Performance Period and the percentage of Performance Shares to be awarded as shares of Common Stock for each such shortened Performance Period shall be determined in accordance with Section 4 and shall be distributed as soon as administratively practicable thereafter.

(i)
or purposes of determining the number of Performance Shares to be received as of any Trigger Date, the Target Group as most recently determined by the Compensation Committee prior to the Trigger Date shall be used.

(ii)
If the Trigger Date is the result of a Change of Control, then the number of shares of Common Stock to be awarded to the Participant shall be prorated commensurate with the length of service of the Participant during each Performance Period. See Exhibit B for an example of this calculation.

7.
Plan Incorporated by Reference. The Plan is incorporated into this Agreement by this reference and is made a part hereof for all purposes. Capitalized terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

8.
No Assignment. This Agreement and the Participant’s interest in the Performance Shares granted by this Agreement are of a personal nature, and, except as expressly permitted under the Plan, Participant’s rights with respect thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Participant, except by an executor or beneficiary pursuant to a will or pursuant to the laws of descent and distribution. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance or disposition is void, and Valero will not be bound thereby.

9.
Integration. This Agreement constitutes the entire agreement of the parties relating to the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Participant and Valero, including that certain Change of Control Severance Agreement (“COC Agreement”) between Participant and Valero. For avoidance of doubt, Participant acknowledges that in the context of a Change of Control of Valero, the terms of this Agreement shall prevail over the terms of the COC Agreement with respect to the vesting of the Performance Shares granted under this Agreement.

10.
Successors. This Agreement shall be binding upon any successors of Valero and upon the beneficiaries, legatees, heirs, administrators, executors, legal representatives, successors and permitted assigns of Participant.

11.
Code Section 409A. This Agreement is intended to comply, and shall be administered consistently in all respects, with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, Valero shall have the authority to take any action, or refrain from taking any action, with respect to this Agreement that is reasonably necessary to ensure compliance with Code Section 409A (provided that Valero shall choose the action that best preserves the value of payments and benefits provided to Participant under this Agreement that is consistent with Code Section 409A), and the parties agree that this Agreement shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a)	in no event may Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder;

(b)
to the extent the Participant is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following Participant’s termination of employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage by Code Section 409A, such as a payment covered by the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4);

(c)
notwithstanding any other provision of this Agreement, a termination, resignation or retirement of Participant’s employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A.

Executed effective as of the date first written above.

VALERO ENERGY CORPORATION

by: ______________________________________
R. Michael Crownover, Executive Vice President
and Chief Administrative Officer

______________________________________
Participant

Exhibit A
Example of Potential Payout of Dividend Equivalent Award in Shares of Common Stock
(per Section 5 of the Agreement)

Assumptions and Calculations (for illustration purposes only):
1.	The number of Performance Shares granted to Participant on October 23, 2014 was:							20,790

2.	The Normal Vesting Date for the second segment of Performance Shares is January 18, 2017. These
	Performance Shares are vesting with respect to the two-year Performance Period ending Dec. 31, 2016.
	The number of Performance Shares vesting on this date is:
		20,790
		divided by 3
		6,930

3.	The cumulative amount of dividends paid to holders of Common Stock during the Performance Period is:
		dividends per share paid:	1Q15	$0.275	1Q16	$0.29
			2Q15	$0.275	2Q16	$0.29
			3Q15	$0.275	3Q16	$0.29
			4Q15	$0.275	4Q16	$0.29
				$1.10	plus	$1.16	$2.26

4.	The "Target Dividend Equivalent Value" is calculated to be:
		6,930	Performance Shares vesting
		$2.26	times accumulated dividends per share
		$15,661.80	Target Dividend Equivalent Value

5.	Valero's TSR ranking for the Performance Period is determined (per Section 4.C.) to generate a
	payout of 150%.
6.	The Fair Market Value of the Common Stock on the vesting date is $49.50.

7.	Based on the foregoing, the total number of shares of Common Stock earned by the Participant on the
	vesting date is calculated as follows:

	Section 4.C.	6,930	Performance Shares vesting
		x 150%	TSR ranking payout percentage
		10,395	common shares earned for Performance Shares

	Section 5	$15,661.80	Target Dividend Equivalent Value
		x 150%	TSR ranking payout percentage
		$23,492.70	dividend equivalent based on segment performance
		divided by $49.50	FMV per share
		475	common shares earned for Dividend Equivalent Award

		10,870	total common shares earned on vesting date

Exhibit A

Exhibit B
Example of Potential Payout in a Change of Control Context
(per Section 6.C.(ii) of the Agreement)

Assumptions and Calculations (for illustration purposes only):

1.	The number of Performance Shares granted to Participant on October 23, 2014 was:						20,790

2.	The Participant's employment is terminated on June 30, 2015 as a result of a Change of Control.

3.	Per Section 6.C. of the Agreement, all Performance Periods for all segments (First Segment,
	Second Segment, Third Segment (See Section 3)) are shortened to end June 30, 2015.

4.	As a result of the TSR calculations of Section 4.C., Valero is ranked in the "75th percentile or
	higher" for each shortened Performance Period, resulting in a 200% payout of common shares
	in each instance.

5.	Payout of common shares to the Participant is prorated based on the Participant's length of service
	during the original Performance Periods.

	First Segment calculation.
	20,790	divided by 3 =	6,930	performance shares
		6 months of service in the 12-month Performance Period
			6,930	performance shares
			x 200%	payout
			13,860	common shares	x 6 / 12 =	6,930	common shares

	Second Segment calculation.
	20,790	divided by 3 =	6,930	performance shares
		6 months of service in the 24-month Performance Period
			6,930	performance shares
			x 200%	payout
			13,860	common shares	x 6 / 24 =	3,465	common shares

	Third Segment calculation.
	20,790	divided by 3 =	6,930	performance shares
		6 months of service in the 36-month Performance Period
			6,930	performance shares
			x 200%	payout
			13,860	common shares	x 6 / 36 =	2,310	common shares

				Total payout		12,705	common shares

Exhibit B